UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)     August 12, 2004

                       Southern States Power Company, Inc.
             (Exact name of registrant as specified in its charter)

                 Delaware                                 94-3350291
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

                 2020 West Pinnacle Peak Road, Phoenix, AZ 85027
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code:  (623) 580-7700

               4505 Allstate Drive, Suite 108, Riverside, CA 92501 (Former name or former address, if changed since last report)


Item  4.  Changes  in  Registrant's  Certifying  Accountant

(a)  Previous  Independent  Accountants.

On or about May 20, 2004, Southern States Power Company, Inc. (the "Company") dismissed Stonefield Josephson, Inc. ("Stonefield Josephson") as its independent auditors. Stonefield Josephson reported on the Company's financial statements for the year ended April 30, 2002, and was also confirmed by a vote of the shareholders at the Annual Meeting of Shareholders held on March 9, 2004, to be the independent auditors of the Company for the year ended April 30, 2004. Their opinion on the financial statements for the year ended April 30, 2002, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change independent auditors for the fiscal year ended April 30, 2004, was recommended and approved by the Company's Board of Directors.

During the Company's most recent full fiscal year, the period ended April 30, 2002, and any subsequent interim period preceding the dismissal of Stonefield Josephson, there were no disagreements with Stonefield Josephson on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Stonefield Josephson, would have caused them to make reference to the subject matter of such disagreements in connection with their report; and there were no reportable events, as listed in Item 304 (a)(1)(v) of Regulation S-K.

The Company has provided Stonefield Josephson with a copy of these disclosures. Attached as Exhibit 16 to this Form 8-K is a copy of Stonefield Josephson's letter, dated May 20, 2004, stating its agreement with such statements.

On November 14, 2003, Kabani & Company ("Kabani") resigned as independent auditors of the Company. Kabani previously issued on September 10, 2003, their report on the Company's balance sheet as of April 30, 2003, and the related statements of operations, stockholders' deficit and cash flows for the year ended April 30, 2003. No reports on the financial statements prepared by Kabani since they were retained as the Company's independent auditors on July 25, 2003, contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principals. However, Kabani's opinion on September 10, 2003, was modified to include an explanatory paragraph wherein they expressed substantial doubt about the Company's ability to continue as a going concern. The financial statements did not include any adjustments from this uncertainty.

During the Company's association with Kabani as independent auditors of the financial statements as of and for the year ended April 30, 2003, there were no disagreements with Kabani on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kabani, would have caused them to make reference to the subject matter of such disagreements in connection with their report; and there were no reportable events, as listed in Item 304
(a)(1)(v)  of  Regulation  S-K.

The  Company  has  provided Kabani with a copy of these disclosures. Attached as
Exhibit 16 to this Form 8-K is a copy of Kabani's letter, dated May 20, 2004, stating its agreement with such statements.

(b)  New  Independent  Accountants.

The Company engaged Davis Accounting Group, P.C. ("Davis") to act as its independent auditors, effective May 20, 2004. During the Company's two most recent fiscal years and any subsequent interim period prior to engaging Davis, the Company has not consulted Davis regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and Davis did not provide either a written report or oral advice to the Company that Davis concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined in Item 304 of Regulation S-K. Davis has not provided due diligence services in connection with proposed and/or consummated investment transactions by the Company and its affiliates.

Item  8.  Change  in  Fiscal  Year

The Board of Directors of the Registrant determined, on August 6, 2004, to change the date for the end of its fiscal year from April 30 to December 31. The Registrant has decided to implement this change, for business reasons, so that its year-end will be coterminous with a subsidiary that was acquired in January 2004.

A Quarterly Report on Form 10-QSB was filed by the Registrant for the three and nine-month periods ended January 31, 2004. However, with the change in fiscal year end, the Registrant will file an Annual Report on Form 10-KSB for the year ended December 31, 2003, which will be an eight-month transition year (or short-year) report, and Quarterly Reports on Form 10-QSB for the three-month periods ended March 31, 2004, June 30, 2004, and September 30, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


                                             SOUTHERN STATES POWER COMPANY, INC.

Date:  August  6,  2004                      By  /s/  Harrison  A.  McCoy,  III
                                                 Harrison  A.  McCoy  III
                                                 ------------------------
                                                 President